UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2021

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 1, 2021, Commercial Vehicle Group, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 3 (the “Revolving Amendment”) to the Third Amended and Restated Loan and Security Agreement (as amended prior to the Revolving Amendment, the “Revolving Loan Agreement”) originally dated as of April 12, 2017, with Bank of America, N.A., as agent, and certain financial institutions as lenders (the “Lenders”), which Revolving Loan Agreement governs the Company’s asset-based revolving credit facility (the “Revolving Credit Facility”).
The Revolving Amendment amends the terms of the Revolving Loan Agreement, among other things, to extend the maturity date of the Revolving Credit Facility to March 1, 2026 and to remove the condition that the first $7,000,000 of the $90,000,000 Revolver Commitments are available as a first-in, last-out facility.
The Revolving Loan Agreement, as amended, also allows the Company to increase the size of the Revolving Credit Facility by up to $50,000,000 with the consent of Lenders providing the increase in the Revolving Credit Facility.
The Revolving Loan Agreement, provides that loans outstanding under the Revolving Credit Facility accrue interest at a per annum rate based on (at the Company’s election) the base rate or the LIBOR rate plus a margin determined by reference to availability under the Revolving Credit Facility as follows, subject to a LIBOR floor of 0.25%:

Level	Average Daily Availability	Base Rate Loans	LIBOR Loans
III	> $30,000,000	0.50%	1.50%
II	> $15,000,000 < $30,000,000	0.75%	1.75%
I	< $15,000,000	1.00%	2.00%
The Revolving Loan Agreement, provides for an unused line fee of 0.20% on undrawn amounts under the Revolving Credit Facility if Revolver Usage is equal to or greater than 50% of the Revolver Commitment and a fee of 0.25% if Revolver Usage is less than 50% of the Revolver Commitment.
The Revolving Loan Agreement, requires maintenance of a minimum fixed charge coverage ratio if availability under the Revolving Credit Facility is less than the greater of (i) $5,000,000, and (ii) 10% of the lesser of the Revolver Commitment and the Borrowing Base. The minimum fixed charge coverage ratio must be maintained until availability under the Revolving Credit Facility has been greater than or equal to the greater of (i) $5,000,000, and (ii) 10% of the lesser of the Revolver Commitment and the Borrowing Base for 60 consecutive days.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On March 1, 2021, the Company issued a press release announcing the aforementioned transactions described above. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated March 1, 2021.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this Current Report (including the press release furnished herein) may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, completion faced the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

March 1, 2021	By:	/s/ Christopher H. Bohnert
	Name:	Christopher Bohnert
	Title:	Chief Financial Officer